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                                                                    Exhibit 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Protein Polymer Technologies, Inc. 1996 Non-Employee Directors' Stock Option Plan of our report dated January 30, 1997, with respect to the financial statements of Protein Polymer Technologies, Inc., included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                  /s/ ERNST & YOUNG LLP

                                  ERNST & YOUNG LLP



San Diego, California
April 9, 1997